UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005 (September 7, 2005)

PERICOM SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street

San Jose, California 95134

(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

This report amends the Registrant’s report on Form 8-K originally filed with the Securities and Exchange Commission on September 6, 2005.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 6, 2005, Pericom Semiconductor Corporation (“Pericom”) filed with the Securities and Exchange Commission (the “Commission”) a Report on Form 8-K (the “Initial 8-K Report”) with respect to its acquisition of 99.93% of the stock of eCERA ComTek Corporation (“eCERA”), a Company organized in the Republic of China. That acquisition was completed on September 7, 2005.

As permitted under Items 9.01(a) (b) of Form 8-K, Pericom indicated that it would file financial statements and pro forma financial information required under Item 9.01 of Form 8-K no later than the date required. This Amendment No. 1 of the Current Report on Form 8-K/A provides the required financial information and amends Item 9.01(a) and (b) of the Initial 8-K Report filed by Pericom on September 6, 2005.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The following historical financial information of eCERA ComTek Corporation is filed herewith on the pages listed below:

Independent Auditors’ Report	4

Consolidated Balance Sheets as of December 31, 2004 and December 31, 2003	5-6

Consolidated Statements of Income for the years ended December 31, 2004 And December 31, 2003	7

Statement of changes in Stockholders’ Equity for the years ended December 31, 2004 and December 31, 2003	8

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and December 31, 2003	9-10

Notes to the Consolidated Financial Statements	11

(b) Pro Forma Financial Information.

The following unaudited pro forma combined financial information of Pericom Semiconductor Corporation and eCERA ComTek Corporation is filed herewith on the pages listed below:

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended July 2, 2005	26

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	27

(c) Exhibits.

Consent of Diwan, Ernst & Young (to be filed by amendment)

Signature	29

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of business acquired:

eCERA ComTek Corporation

Financial Statements with Independent Auditors Report

For the Years Ended December 31, 2004 and 2003

Notice to Readers

The reader is advised that these financial statements have been prepared originally in Chinese. In the event of a conflict between these financial statements and the original Chinese version or difference in interpretation between the two versions, the Chinese language financial statements shall prevail.

The accompanying financial statements are intended only to present the financial position and results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China on Taiwan and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China on Taiwan.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

ECERA COMTEK CORPORATION

We have audited the accompanying balance sheets of ECERA COMTEK CORPORATION as of December 31, 2004 and 2003, and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECERA COMTEK CORPORATION at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of China on Taiwan.

/s/ Diwan, Ernst & Young

Diwan, Ernst & Young

February 25, 2005

Taichung, Taiwan

Republic of China

Notice to Readers

For the convenience of readers, the auditors’ report and the accompanying financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese-language auditors’ report and financial statements shall prevail.

ECERA COMTEK CORPORATION

BALANCE SHEETS

December 31, 2004 and 2003

(Expressed in New Taiwan Dollars)

ASSETS	Note	2004	2003
Current Assets
Cash and cash equivalents	2 and 4.a	$11,361,513	$28,031,168
Notes receivable	2 and 6	26,777,437	14,106,718
Accounts receivable, net	2.4.b	237,518,138	201,750,232
Accounts receivable-related parties	5	19,347,719	19,633,438
Inventories, net	2 and 4.c	162,749,955	117,027,957
Certificate of deposit restricted	4.d and 6	41,713,772	34,598,040
Deferred income tax assets-current	4.n	39,692,884	13,342,780
Other current assets	4.e and 5	10,040,908	15,953,782

Total Current Assets		549,202,326	444,444,115

Fund and Long-Term Investments
Long-term investments	2 and 4.f	49,031,025	54,280,307

Property, Plant and Equipment, net	2.4.g	501,074,459	446,833,913

Other Assets
Refundable deposits		92,235	206,035
Deferred charges	2	2,343,767	3,755,771
Deferred income tax asset-noncurrent	2 and 4.n	32,223,346	60,657,095

Total Other Assets		34,659,348	64,618,901

TOTAL ASSETS		$1,133,967,158	$1,010,177,236

The accompanying notes are an integral part of the financial statements.

(Continued on next page)

ECERA COMTEK CORPORATION

BALANCE SHEETS (Continued)

December 31, 2004 and 2003

(Expressed in New Taiwan Dollars)

LIABILITIES AND STOCKHOLDERS’ EQUITY	Note	2004	2003
Current Liabilities
Short-term borrowings	4.h	$198,991,382	$59,173,527
Accounts payable	4.i	38,091,149	15,151,384
Accounts payable-related parties	5	63,885,254	34,553,823
Accrued expenses	4.j	28,661,643	19,283,210
Other payables – related parties		—	79,996,109
Long-term borrowings-current portion	4.k	66,268,000	66,268,000
Other current liabilities		2,724,005	6,278,159

Total Current Liabilities		398,621,433	280,704,212

Long-Term Liabilities
Long-term borrowings	4.k	200,231,601	221,068,111

Other Liabilities
Accrued pension liabilities	2 and 4.l	3,735,009	2,538,539

Total Liabilities		602,588,043	504,310,862

Stockholders’ Equity
Common stock	4.m	398,000,000	398,000,000

Capital surplus		89,000,000	89,000,000

Retained Earnings
Legal reserve		1,886,637	—
Unappropriated retained earnings		42,309,998	18,866,374

Total Retained Earnings		44,196,635	18,866,374

Cumulative translation adjustments		182,480	—

Total Stockholders’ Equity		531,379,115	505,866,374

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$1,133,967,158	$1,010,177,236

The accompanying notes are an integral part of the financial statements.

ECERA COMTEK CORPORATION

STATEMENTS OF INCOME

For the Years Ended December 31, 2004 and 2003

(Expressed in New Taiwan Dollars)

	Note	2004	2003
Net Sales	2. 4.p and 5	$679,142,948	$505,593,228
Cost of Sales	4.p and 5	(548,373,409)	(435,321,538)

Gross Margin		130,769,539	70,271,690
Operating Expenses	4.p and 5	(67,348,010)	(58,751,488)

Operating Income		63,421,529	11,520,202

Non-operating Incomes
Interest income		317,125	742,354
Gain from price recovery of inventory		—	10,277,897
Other income	5	4,466,017	1,555,489

Total Non-operating Incomes		4,783,142	12,575,740

Non-operating Expenses
Interest expense		(13,643,447)	(21,108,524)
Investment losses on equity-method investments		(5,492,589)	(719,693)
Loss on physical inventory		—	(503)
Loss from obsolescence of inventory		(2,290,565)	—
Foreign exchange gains, net		(4,605,842)	(4,276,626)

Total Non-operating Expenses		(26,032,443)	(26,105,346)

Income Before Income Tax		42,172,228	(2,009,404)
Income Tax (Expenses) Benefit	4.n	(2,022,818)	24,033,556

Net Income		$40,149,410	$22,024,152

The accompanying notes are an integral part of the financial statements.

ECERA COMTEK CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2004 and 2003

(Expressed in New Taiwan Dollars)

	Note	Common Stock	Capital Surplus	Legal Reserve	Unappropriated Retained Earnings	Cumulative Translation Adjustments	Total
Balance, January 1, 2003		$478,000,000	$39,000,000	$—	$(183,157,778)	$—	$333,842,222
Decrease in capital to offset accumulated deficit in 2003		(180,000,000)	—	—	180,000,000	—	—
Issuance of common stock for cash		100,000,000	50,000,000	—	—	—	150,000,000
Net income for 2003		—	—	—	22,024,152	—	22,024,152

Balance, December 31, 2003		398,000,000	89,000,000		18,866,374		505,866,374
Appropriations of 2003 earnings :
Legal reserve		—	—	1,886,637	(1,886,637)	—	—
Cash dividends		—	—	—	(13,930,000)	—	(13,930,000)
Employee bonuses		—	—	—	(740,958)	—	(740,958)
Bonus to directors and supervisors		—	—	—	(148,191)	—	(148,191)
Net income for 2004		—	—	—	40,149,410	—	40,149,410
Cumulative translation adjustments						182,480	182,480

Balance, December 31, 2004		$398,000,000	$89,000,000	$1,886,637	$42,309,998	$182,480	$531,379,115

The accompanying notes are an integral part of the financial statements.

ECERA COMTEK CORPORATION

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2004 and 2003

(Expressed in New Taiwan Dollars)

	Note	2004	2003
Cash Flows from Operating Activities
Net Income		$40,149,410	$22,024,152
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation expense		49,910,966	52,290,086
Amortization		5,352,116	7,829,895
Investment loss on equity – method Investments		5,492,589	719,693
Reversal of loss from market price declines and slow-moving of inventory		2,290,565	(10,277,897)
Increase in notes receivable		(12,670,719)	(7,199,903)
Increase in accounts receivable, net		(35,767,906)	(116,544,715)
Decrease (Increase) in accounts receivable – related parties		285,719	(19,633,438)
Increase in inventories, net		(48,012,563)	(5,375,762)
Decrease (Increase) in restricted certificate of deposit		(7,115,732)	42,998,615
Decrease (Increase) in deferred income tax assets		2,022,818	(24,033,556)
Decrease (Increase) in other current assets		3,547,915	(11,596,512)
Increase in accounts payable		22,939,765	3,379,803
Increase in accounts payable - related Parties		29,331,431	34,553,823
Increase (Decrease) in accrued expenses		9,378,433	(124,209)
Increase (Decrease) in other accounts payable - related parties		(79,996,109)	79,996,109
Increase (Decrease) in other current liabilities		(3,554,154)	2,158,544
Increase in accrued pension liabilities		1,196,470	1,355,288

Net Cash Provided by (Used in) Operating Activities		(15,218,986)	52,520,016

Cash Flows from Investing Activities
Additions to property, plant and equipment		(104,151,512)	(31,226,432)
Proceeds from disposal of property, plant and Equipment		—	73,846,267
Proceeds from disposal of deferred charges		—	140,976
Increase in long-term investments		—	(55,000,000)
Decrease (Increase) in refundable deposits		113,800	(187,035)
Increase in deferred charges		(1,575,153)	(2,174,989)

Net Cash Used in Investing Activities		(105,612,865)	(14,601,213)

The accompanying notes are an integral part of the financial statements

(Continued on next page)

ECERA COMTEK CORPORATION

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2004 and 2003

(Expressed in New Taiwan Dollars)

Cash Flows from Financing Activities
Increase (Decrease) in short-term borrowings		139,817,855	(80,062,949)
Decrease in commercial paper payable		—	(34,743,230)
Decrease in long-term borrowings		(20,836,510)	(102,796,513)
Cash dividends		(13,930,000)	—
Bonus to employees		(740,958)	—
Bonus to directors and supervisors		(148,191)	—
Increase of common stock for cash		—	150,000,000

Net Cash Provided by (Used in) Financing Activities		104,162,196	(67,602,692)

Net Decrease in Cash and Cash Equivalents		(16,669,655)	(29,683,889)
Cash and Cash Equivalents, Beginning of the period		28,031,168	57,715,057

Cash and Cash Equivalents, End of the period	4.a	$11,361,513	$28,031,168

Supplemental Disclosure of Cash Flows Information:
Interest paid		$15,371,651	$21,527,587

Supplemental Schedule of Non-cash Financing Activities
Long - term liabilities - current portion		$66,268,000	$66,268,000

Decrease in capital to offset accumulated deficit		$—	$180,000,000

The accompanying notes are an integral part of the financial statements

ECERA COMTEK CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

(Expressed in New Taiwan Dollars unless Otherwise Stated)

1. Organization and Operations

ECERA COMTEK CORPORATION (“The Company”) was formed on June 15, 2000. The main activities of the Company consist of the manufacturing and selling of quartz crystals, quartz vibrators, as well as the raw materials, parts, and semifinished products.

In June 2003, AKER TECHNOLOGY CO., LTD. issued 23,884,000 shares of common stocks, at $16 per share, in exchange for 99.93% equity of the Company.

As of December 31, 2004 and 2003, the Company had 197 and 177 employees, respectively.

2. Summary of Significant Accounting Policies

a. Cash and Cash Equivalents

Cash and cash equivalents consists of cash on hand, cash in banks and all highly liquid investments purchased with an original maturity of three months or less.

b. Foreign-currency Transactions

(1)	The accounts of the Company are maintained in New Taiwan Dollars. Transactions denominated in foreign currencies are translated into New Taiwan Dollars at the rates of exchange in effect when the transactions occur.

(2)	Foreign exchange gains or losses resulting from the exchange rate fluctuations between the transaction date and the actual settlement date are recognized as follows:

(a)	When the transaction date and the actual settlement date fall in the same accounting period, the differences between the recorded amount and the settled amount are credited to or charged against current income.

(b)	When the transaction date and the actual settlement date fall in different accounting periods, receivables and payables denominated in foreign currencies are restated using the spot rates prevailing on the balance sheet date. Any resulting gains or losses are reflected in current income.

c. Allowance for Doubtful Accounts

Allowance for doubtful accounts represents estimates of the uncollectable amount out of the outstanding notes receivable and accounts receivable at the balance sheet date.

d. Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted-average method, while market value is the net realizable value for finished goods and merchandise, and replacement cost for raw materials, supplies and work in process.

e. Long-term Investments

(1)	Long-term investments are stated at cost.

(2)	Long-term investments in which the Company owns less than 20% of the investee company’s outstanding shares and has no significant influence on the operational decisions of the investee company, are accounted for by the lower of cost or market value method if the investee company is listed and at cost if the investee company is unlisted.

(3)	For assets and liabilities, the exchange rate at the balance sheet date is used. For stockholders’ equity, the beginning balance of retained earnings is translated at the translated amount at the end of the prior period, whereas the other stockholders’ equity accounts are translated at the historical exchange rates. For revenues, expenses, gains, and losses, the weighted average exchange rate for the period is used. Resulting translation adjustments are reported separately and accumulated in a cumulative translation adjustment account, which is a separate component of stockholders’ equity.

(4)	Unrealized intercompany gains and losses are eliminated under the equity method. Profits from transactions of depreciable assets between the investees and the Company are amortized over the assets’ economic service lives. Profit from other types of intercompany transactions is recognized when realized.

f. Property, Plant and Equipment

(1)	Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives allowed by local income tax laws and regulations.

The useful lives are summarized as follows:

Items	Useful Lives
Buildings	8~50 years
Machinery and equipment	8 years
Furniture, fixtures and equipment	3~5 years

(2)	Major replacements, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

(3)	Interest incurred in connection with the construction or acquisition of property, plant and equipment is capitalized as part of the cost of the assets.

(4)	Gains or losses from disposal of property, plant and equipment are recognized as non-operating income or expenses.

g. Deferred Charges

Deferred charges include the purchase cost of computer software, which are being amortized using the straight-line method over the estimated service lives.

h. Accrued Pension Liabilities

(1)	In conformity to the Labor Standards Law of the Republic of China (“the Law”), the Company established an Employee Retirement Fund (“the Fund”) and began its contributions to the Fund at 2% of the total salaries and wages from February 2001. The Fund is administered by the Employee Retirement Fund Committee of the Company as prescribed by the Law, and is maintained under the Committee’s name with a government-approved financial institution. The Fund is totally independent from the Company, and is hence excluded from the financial statements.

As of December 31, 2004 and 2003, the balances of the retirement fund were $4,626,908 and $3,482,391 respectively.

(2)	Effective from 2001, the Company adopted the Statement of Financial Accounting Standards (SFAS) No.18 of Taiwan, “Accounting for Pensions.” Based on the actuarial report with a measurement date of December 31, 2001, the excess of the accumulated benefit obligations over plan assets is recognized as the minimum pension liability. Net pension costs based on the actuarial report are recognized from January 1, 2002, and the unrecognized net asset or obligation during transition period is amortized equally over 15 years.

i. Foreign Currency Transactions

Foreign currency transactions other than forward exchange contracts are recorded in New Taiwan dollars at the rates of exchange in effect when the transactions occur. Gains or Losses, caused by different foreign exchange rates applied when foreign currency is actually converted into New Taiwan dollars, or when the foreign currency receivables or payables are settled, are credited or charged to income in the year of actual conversion or settlement. Year-end balances of cash, receivables and payables denominated in foreign currencies are translated at the year-end exchange rates, and resulting gains or losses are credited or charged to current income.

Gains or losses (the differences between the balance sheet date spot exchange rates and the spot exchange rates at the inception of the contracts, multiplied by the principal amounts of foreign currencies) on all hedge forward foreign exchange contracts are recognized in net income of the period in which the exchange rate changes. The discounts or premiums (the differences between the contract rates and the spot rates on the dates of purchase, multiplied by the principal amounts of foreign currencies) involved in all forward foreign exchange contracts are separately accounted for and amortized to net income over the terms of the contracts.

j. Recognition of Revenue

The Company adopted SFAS No. 32 of Taiwan “Accounting for Recognition of Revenue. “

k. Income Tax

The Company adopted SFAS No. 22, “Accounting for Income Taxes.” Under SFAS No.22, a current income tax liability or asset is recognized for the estimated taxes payable or refundable for the current year, and a deferred tax asset or liability is recognized for the estimated future tax effects attributable to temporary differences, tax credits, and loss carryforwards. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company’s undistributed retaining earnings are subjected to an additional 10% income tax which is expensed as of the date of the shareholders’ meeting when the appropriation of earnings is resolved.

The Company adopted SFAS NO.12, “Income Tax Credit.” Under SFAS No.12 income tax credit resulted from acquisition of equipment, expenditures on technique research and development, and personnel training are recognized in the current period.

l. Earnings Per Share

Earnings per share is computed based on the weighted average number of common shares outstanding during the period. Shares issued for cash are weighted for the portion of the period they were outstanding, whereas shares issued as a result of stock dividends or capitalization of capital surplus are weighted given retroactive recognition to the appropriate equivalent change in capital structure for the entire period.

3. Reason and Effect of Changes in Accounting Principles

None.

4. Summary of Significant Accounts

a. Cash and Cash Equivalents

	December 31
	2004	2003
Cash on hand	$301,711	$493,667
Cash in banks	11,166,479	27,584,947
Checking accounts	10,000	10,000

Total	11,478,190	28,808,614
Less: Allowance for foreign exchange loss	(116,677)	(57,446)

Net	$11,361,513	$28,031,168

b. Accounts Receivable, Net

	December 31
	2004	2003
Accounts receivable	$243,249,733	$202,136,961
Less: Allowance for foreign exchange loss	(5,731,595)	(386,729)

Net	$237,518,138	$201,750,232

c. Inventories, Net

	December 31
	2004	2003
Raw materials	$73,322,212	$51,025,563
Supplies	981,829	864,440
Work in process	19,675,631	12,399,434
Finished goods	71,251,256	54,690,778
Materials and supplies in transit	1,761,850	—

Total	166,992,778	118,980,215
Less: Reserve for obsolescence of inventory	(4,242,823)	(1,952,258)

Net	$162,749,955	$117,027,957

Inventories were insured for possible fire losses in the sum of $192,750,000 and $103,250,000 as of December 31, 2004 and 2003, respectively.

The above mentioned inventories were not pledged.

d. Certificate of Deposit Restricted

	December 31
	2004	2003
Time deposits	$27,138,840	$30,033,479
Deposit reserved for repayment of loan	14,574,932	4,564,561

Total	$41,713,772	$34,598,040

For the information regarding to restricted assets, please see note 6.

e. Other Current Assets

	December 31
	2004	2003
Other receivables-related parties	$1,533,779	$7,618,650
Prepaid expenses	5,739,638	3,828,129
Tax refund receivable	2,521,991	3,245,363
Excess VAT paid	—	1,256,157
Others	245,500	5,483

Total	$10,040,908	$15,953,782

f. Long-term Investments

(1)

	December 31
	2004		2003
Investee	Stock share%	Amount	Stock share%	Amount	Valuation method
AZER CRYSTAL TECHNOLOGY CO, LTD.	50.00	$49,031,025	50.00	$54,280,307	Equity method

(2)	In October 2003, in order to increase operating efficiency, the Company invested $55,000,000 in AZER CRYSTAL TECHNOLOGY CO., LTD., for a 50% ownership. The investment losses recognized on this investee were $5,492,589 and $791,693 for years ended December 31, 2004 and 2003, respectively.

g. Property, Plant, and Equipment, Net

(1)

	December 31
	2004	2003
Land	$111,984,279	$111,984,279
Buildings	141,269,007	123,088,035
Machinery and equipment	394,727,011	313,208,939
Transportation equipment	2,150,938	—
Furniture, fixtures and equipment	13,923,420	13,491,810
Prepayments for equipment	1,869,920	—

Total	665,924,575	561,773,063
Less: Accumulated depreciation	(164,850,116)	(114,939,150)

Net	$501,074,459	$446,833,913

(2)	As of December 31, 2004 and 2003, insurance coverage for property, plant, and equipment amounted to $351,072,000 and $408,890,000, respectively.

(3)	For the information regarding to pledge of plant, property and equipment, please see note 6.

h. Short-term Borrowings

	December 31
TYPE	2004	2003
Usance L/C loan	$86,866,823	$21,249,392
Secured loan	7,785,842	10,057,155
Credit loan	106,000,000	26,800,000

Total	200,652,665	58,106,547
Less: Allowance for foreign exchange gains (loss)	(1,661,283)	1,066,980

Net	$198,991,382	$59,173,527

i. Accounts Payable

	December 31
	2004	2003
Notes payable	$208,835	$—

Accounts payable	38,544,510	15,230,767
Less: Allowanced for foreign exchange gains	(662,196)	(79,383)

Total	37,882,314	15,151,384

Net	$38,091,149	$15,151,384

j. Accrued Expenses

	December 31
	2004	2003
Payroll	$15,273,421	$9,105,599
Supply expense	2,545,250	2,621,241
Commissions expense	—	1,811,358
Interest expense	1,182,268	627,900
Insurance expense	1,070,350	569,307
Subcontract expenses	2,796,282	573,593
Repairs and maintenance	1,011,346	303,863
Professional fees	769,873	495,613
Others	4,012,853	3,174,736

Total	$28,661,643	$19,283,210

k. Long - term Borrowings

		December 31
Creditors	Type	2004	2003	Collateral
Farmers Bank	Secured loan	$266,499,601	$287,336,111	land, machinery and equipment
Less: Current portion		(66,268,000)	(66,268,000)

Net		$200,231,601	$221,068,111

l. Accrued Pension Liabilities

(1)	The Company has adopted Statement of Financial Accounting Standard (SFAS) No.18 of Taiwan “Accounting for Pensions” and recognized net pension costs. The net pension costs for 2002, 2004 and 2003 consisted of the following:

	2004	2003
Service cost	$2,268,637	$2,298,059
Interest cost	189,878	183,664
Expected returns on plan assets	(121,884)	(71,092)
Amortization of transitional net obligations	101,969	101,969
	(137,893)	—

Net pension cost	$2,300,707	$2,512,600

(2)	The reconciliation between the funding status of the pension plan and the accrued pension liabilities as of December 31, 2002, 2004 and 2003 was as follows:

	2004	2003
Benefit obligations:
Vested benefits	$—	$—
Non-vested benefits	2,884,586	2,828,163

Accumulated benefit obligations	2,884,586	2,828,163
Effect of projected future salary increases	2,105,901	2,596,923

Projected benefit obligations	4,990,487	5,425,086
Fair value of plan assets	(4,626,908)	(3,482,391)

Status of pension plan	363,579	1,942,695
Unrecognized transitional net obligations	(1,223,625)	(1,325,594)
Unrecognized pension losses	4,595,055	1,921,438

Accrued pension liabilities	$3,735,009	$2,538,539

(3)	The underlying assumptions for determining the actuarial present value of the benefit obligations were as follows:

	2004	2003
Discount rate	3.50%	3.50%
Rate of increase in future compensation level	2.50%	3.00%
Expected long-term rate of return on plan assets	3.50%	3.50%

m. Common Stock

As of January 1, 2003, the Company’s authorized capital was $700,000,000. The issued and outstanding capital stock was $478,000,000, divided into 47,800,000 shares with par value of $10 each. Based on the resolution adopted at the Board of Directors’ meeting dated August 20, 2003, the Company decreased the capital of $180,000,000 to offset the accumulated deficit. After the decrease, the issued and outstanding capital stock was $298,000,000, divided into 29,800,000 shares with par value of $10 each. In addition, the Board of Directors resolved to issue 10,000,000 common shares with par value of $10 each at $15 per share on September 29, 2003. The aforementioned decrease and increase of capital were approved by the Ministry of Economic Affairs on October 15, 2003. After the issuance of common shares, the Company’s authorized capital stock was $700,000,000. The issued and outstanding stock capital was $398,000,000, divided into 39,800,000 shares with par value of $10 each. Through the year ended 2004, no changes were made to the Company’s authorized capital stock and the issued and outstanding capital stock.

n. Income Tax Expenses

(1)	The Company adopted SFAS No. 22 of Taiwan, “Accounting for Income Taxes.” The statutory tax rate for the current year is 25%. Disclosures required under the statement are summarized as follows:

	December 31
	2004	2003
A. Deferred income tax assets and liabilities
(a) Total deferred income tax liabilities	$60,827	$—
(b) Total deferred income tax assets	$79,814,182	$88,960,509
(c) Valuation allowance for deferred income Tax assets	$7,837,125	$14,960,634
(d) Temporary differences attributing to the deferred income tax assets/liabilities:
Unrealized foreign exchange loss	$5,602,091	$1,572,538
Unrealized inventory valuation and Obsolescence losses	$4,242,823	$1,952,258
Accrued pension cost	$3,742,699	$2,538,539
Investment income under equity method	$—	$719,693
Net operating loss carry forward	$215,414,629	$222,598,145
Translation adjustment	$243,307	$—
(e) Income tax credits form acquisition of equipment	$22,154,309	$31,615,215

B. Deferred income tax assets – current	$39,692,884	$13,342,780
Valuation allowance	—	—

Net deferred income tax assets – current	$39,692,884	$13,342,780

C. Deferred income tax assets – noncurrent	$40,121,298	$75,617,729
Valuation allowance	(7,837,125)	(14,960,634)
Deferred income tax liabilities – noncurrent	(60,827)	—

Net deferred income tax assets – noncurrent	$32,223,346	$60,657,095

	December 31
	2004	2003
D. Income tax expense - current	$—	$—

Deferred income tax expenses (benefit)
Unrealized foreign currency exchange gain	(1,007,388)	(111,575)
Unrealized sales discounts and allowance	(409,313)	—
Unrealized inventory valuation and obsolescence losses	(572,641)	2,569,474
Over distributed pension cost	(301,040)	(357,565)
Net operating loss carry forward	1,795,879	(1,418,910)
Unrealized investment loss	179,924	(179,923)
Income tax credits from acquisition of Equipment	9,460,906	6,854,460
Reversal of Evaluation over deferred tax Assets	(7,123,509)	(31,389,517)

Deferred income tax expense (benefit)	2,022,818	(24,033,556)

Income tax expense (benefit)	$2,022,818	(24,033,556)

(2)	As of December 31, 2004 and 2003, the information related to tax credits available to stockholders under imputation system of taxation are as follows:

	2004	2003
Balance of tax credit available to stockholders	$—	$—

	2004	2003
Projected/actual percentage of tax credit available	—%	—%

The projected percentage of tax credit available is computed including current income tax provision and additional 10% income tax arisen from 2003’s undistributed retained earnings.

(3)	As of December 31, 2004 and 2003, the Company’s undistributed earnings are summarized as follows:

	2004	2003
Undistributed earnings resulted in year 1998 and after	$42,309,998	$18,866,374

o. Operating Revenues

Operating revenues for the periods December 31, 2004 and 2003 are summarized as follows:

	2004	2003
Inventories sold	$685,107,739	$517,415,295
Less: Sales returns and allowances	(5,964,791)	(11,822,067)

Net	$679,142,948	$505,593,228

p. Operating Costs

The personnel, depreciation, depletion and amortization expenses for the periods ended December 31, 2004 and 2003 were as follows:

Function	2004			2003
Nature	Operating Costs	Operating Expenses	Subtotal	Operating Costs	Operating Expenses	Subtotal
Personnel expenses
Salary	$53,351,159	$25,253,881	$78,605,040	$48,353,115	$22,060,529	$70,413,644
Insurance	3,645,268	2,134,180	5,779,448	3,663,964	2,229,141	5,893,105
Pension	1,447,748	852,959	2,300,707	1,685,270	827,330	2,512,600
Other	3,330,662	1,732,991	5,063,653	3,219,136	1,601,124	4,820,260
Depreciation	43,794,180	6,116,786	49,910,966	45,569,641	6,720,445	52,290,086
Amortization	2,932,559	2,419,557	5,352,116	4,978,844	2,851,051	7,829,895

(Note	1): For the years ended December 31, 2004, the production cost – consumables was $2,932,559.

(Note	2): For the years ended December 31, 2004, the operating cost – amortization was $2,419,557.

(Note	3): For the years ended December 31, 2003, the operating cost – other expense was $4,978,844.

(Note	4): For the years ended December 31, 2003, the operating cost – amortization was $2,664,283 and other expense was $186,768.

5. Related Party Transactions

a.	Names and Relationships of Related Parties

Related Parties	Relationships

AKER TECHNOLOGY CO., LTD.	Parent company of the Company

AZER CRYSTAL TECHNOLOGY CO., LTD.	Affiliate

AKER ELECTRONIC CO., LTD.	Affiliate

AKER (BVI) TECHNOLOGY	Affiliate

RALTRON ELECTRONICS CORPORATION (HONG KONG)	Affiliate

b.	Significant Related Parties Transactions

(1)	Sales

For years 2004 and 2003 sales made to related parties were as follows:

	2004		2003
Name of Related Parties	Amount	%	Amount	%
AKER TECHNOLOGY CO., LTD.	$13,322,034	1.96	$60,478,081	11.96
AZER CRYSTAL TECHNOLOGY CO., LTD.	242,960	0.04	10,578,949	2.09
AKER ELECTRONIC CO., LTD.	206,160	0.03	—	—
RALTRON ELECTRONICS CORPORATION (HONG KONG)	11,643,099	1.71	—	—

Total	$25,414,253	3.74	$71,057,030	14.05

(2)	Notes and Accounts Receivable

As of December 31 2004 and 2003, accounts receivable from parties were as follows:

	2004		2003
Name of Related Parties	Amount	%	Amount	%
Notes Receivable
AKER TECHNOLOGY CO., LTD.	$4,951,013	15.60	$37,013	0.17

	4,951,013	15.60	37,013	0.17

Accounts Receivable
RALTRON ELECTRONICS CORPORATION (HONG KONG)	15,873,783	6.30	—	—
AKER TECHNOLOGY CO., LTD.	843,800	0.33	8,425,866	3.81
AKER ELECTRONIC CO., LTD.	207,900	0.08	11,170,559	5.04
Less: Allowance for foreign exchange loss	(891,527)	(0.35)	—	—
Less: Allowance for doubtful accounts	(1,637,250)	(0.65)	—	—

	14,396,706	5.71	19,596,425	8.85

Total	$19,347,719		$19,633,438

(3)	Purchase

	2004		2003
Name of Related Parties	Amount	%	Amount	%
AKER TECHNOLOGY CO., LTD.	$48,904,450	8.94	$12,299,817	3.91
AZER CRYSTAL TECHNOLOGY CO., LTD.	71,333,449	13.04	43,002,842	13.68

Total	$120,237,899	21.98	$55,302,659	17.59

(4)	Accounts Payable

	2004.12.31		2003.12.31
Name of Related Parties	Amount	%	Amount	%
AKER TECHNOLOGY CO., LTD.	$33,187,175	32.61	$25,653,890	51.61
AZER CRYSTAL TECHNOLOGY CO., LTD.	30,698,079	30.17	8,899,933	17.91

Total	$63,885,254	62.78	$34,553,823	69.52

(5)	Other Accounts Receivable

	2004.12.31		2003.12.31
Name of Related Parties	Amount	%	Amount	%
AZER CRYSTAL TECHNOLOGY CO., LTD	$1,434,771	93.54	$7,556,950	47.37
AKER TECHNOLOGY CO., LTD.	28,008	1.83	—	—

Total	$1,462,779	95.37	$7,556,950	47.37

(6)	Accrued Expense

	2004.12.31		2003.12.31
Name of Related Parties	Amount	%	Amount	%
AKER TECHNOLOGY CO., LTD	$28,963	0.10	$2,233,786	11.58
AKER (BVI) TECHNOLOGY	57,400	0.20	—	—

Total	$86,363	0.30	$2,233,786	11.58

(7)	Other Payable

As of December 31, 2003, other payable to related party was as follows:

Name of Related Parties	Amount	%
AKER TECHNOLOGY CO., LTD	$79,996,109	100.00

There was no such balance as of December 31, 2004.

(8)	Rental Income

Name of Related Parties	2004	2003
AZER CRYSTAL TECHNOLOGY CO., LTD	$3,450,300	$1,340,000

(9)	Other Incomes

Other incomes recognized were for sales of supplies to related party. The amount recognized during 2004 was as follows:

Name of Related Parties	2004
AKER TECHNOLOGY CO., LTD	$550,300

There was no such transaction in 2003.

(10)	Transactions on property, plant and equipment

A.	Property, plant and equipment acquired from related parties in 2003 were summarized as follows:

Name of Related Parties	Item	Acquisition cost
AZER CRYSTAL TECHNOLOGY CO., LTD	Machinery and Equipment	$6,337,951
AKER TECHNOLOGY CO., LTD	Machinery and Equipment	3,252,253

	Total	$9,590,204

There was no such transaction in 2004.

B.	Property, plant and equipment sold to related parties in 2003 were summarized as follows:

Name of Related Parties	Item	2004.12.31
		Selling price	Gain/loss from disposal
AKER TECHNOLOGY CO., LTD	Machinery and Equipment	$4,715,429	$—
	Transportation Equipment	13,750	—

	Subtotal	$4,729,179	—
AZER CRYSTAL TECHNOLOGY CO., LTD.	Lease Improvements	4,590,784	—
	Machinery and Equipment	63,658,370	—
	Transportation Equipment	734,210	—

	Subtotal	68,983,364	—

Total		$73,712,543	$—

There was no such transaction in 2004.

(11)	Expense

The service charges paid to related party during 2003 on the letters of credit issued for the Company were as follows:

Name of Related Parties	2003
AKER TECHNOLOGY CO., LTD	$2,635,499

There was no such transaction in 2004.

6. Assets Pledged

As of December 31, 2004 and 2003, the following assets were pledged to banks as collateral for borrowings:

	2004.12.31	2003.12.31
Notes receivable	$11,759,379	$2,385,075
Accounts receivable	7,329,788	10,186,370
Certificated of deposit-restricted	41,713,772	34,598,040
Land	111,984,279	111,984,279
Buildings , net	49,532,328	50,885,580
Machinery and equipment , net	272,744,064	223,039,807
Furniture, fixtures and equipment, net	275,397	413,745

Total	$495,339,007	$433,492,896

7. Significant Commitments and Contingent Liability

The significant commitments and contingent liabilities of the company as of December 31, 2004 and, 2003 were as follows:

a.	As of December 31, 2004 and, 2003, the Company was contingently liable on outstanding letters of credit in the amounts as follows:

	2004.12.31		2003.12.31
Currency	L/C Amount	Marginal Deposit	L/C Amount	Marginal Deposit
JPY	$113,757,000	$—	$222,602,200	$—
USD	$112,800	$—	$—	$—

b.	The Company provided $1,520,640 for foreign labor deposit on December 31,2004 and, 2003, respectively, which were listed under Assets – Restricted Deposit.

c.	The Company provided $1,500,000 and $1,000,000 deposit for custom as the duties on December 31, 2004 and, 2003, respectively, which were listed under Assets – Restricted Deposit.

8. Significant Casualty Loss

None.

9. Significant Subsequent Events

None.

10. Fair Value of Financial Instruments

a.	The purposes and strategies of using derivative financial instruments:

The Company uses derivatives to manage risks related to exchange rate fluctuations. Forward contract was designated as exchange rate hedge purposes. The company’s exchange rate risk management strategy is to stabilize the exchange gains on losses incurred from the market. By entering into reverse transactions, the risk exposure is minimized.

b.	Credit risk:

Credit risk means the possible loss that may be incurred in the event that the counter parties default. As the counterparties of the Company are all financial institutions with good credit ratings, credit risk is considered to be remote.

c.	Market risk:

Forward contract is used to hedge fluctuations in currency rates. The gains or losses on the effective portion of the hedge are reclassified into earning when amount on the related debtor credit is paid or received.

d.	As of December 31, 2003, assets and liabilities related to the aforementioned contracts were recorded as receivables from forward exchange contracts (included in the “other current assets” account) and details were listed below.

Amount
Payables on forward exchange contracts-foreign currency	$3,111,000
Receivables from forward exchange contracts	(3,116,000)
Discount on payables on forward exchange contracts-foreign currency	5,000

Receivables from forward exchange contracts	$—

There was no such transaction in 2004.

11. Others

None.

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition by Pericom Semiconductor Corporation (Pericom) of eCERA ComTek Corporation (eCERA). A pro forma condensed balance sheet is not provided as our 10-Q for the period ending October 1, 2005, filed on November 15, 2005, already reflected the combined results. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended July 2, 2005 was prepared as if the acquisition had occurred as of the first day of the fiscal year ending July 2, 2005. The pro forma statement of operations for the fiscal year ended July 2, 2005, includes the historical results of Pericom and eCERA plus the effect of recurring amortization of the acquired related intangible assets. Such pro forma results do not purport to be indicative of what would have occurred had the acquisition been made as of that date or the results which may occur in the future.

The unaudited pro forma financial adjustments are based upon available information and assumptions that Pericom believes are reasonable. The unaudited pro forma adjustments to reflect the allocation of the purchase price are based upon the preliminary information which may be revised as additional information becomes available. The notes to the unaudited pro forma condensed combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what Pericom’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project Pericom’s financial performance for any future periods.

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended July 2, 2005

(In thousands, except per share amounts)

	Pericom	eCERA	Pro Forma Adjustments		As Combined
Net revenues	$79,557	$25,431	$(2,393)	A	$102,595
Cost of revenues	50,764	21,063	(2,283)	A,B	69,544

Gross profit	28,793	4,368	(110)		33,051
Operating expenses:
Research and development	15,767	522			16,289
Selling, general and administrative	15,538	2,280	269	B	18,087
Restructuring charge	294				294

Total	31,599	2,802	269		34,670

Income (loss) from operations	(2,806)	1,566	(379)		(1,619)
Interest/other income/(expense)	3,761	(261)			3,500
Other than temporary decline in the value of investments	(105)				(105)

Income (loss) before income taxes	850	1,305	(379)		1,776
Income tax provision (benefit)	27	291			318
Minority interest in loss of consolidated subsidiary	58				58
Equity in net income (loss) of unconsolidated subsidiaries	46	(159)			(113)

Net income (loss)	$927	$855	(379)		$1,403

Basic income (loss) per share	$0.04				$0.05

Diluted income (loss) per share	$0.03				$0.05

Shares used in computing basic income (loss) per share	26,476				26,476

Shares used in computing diluted income (loss) per share	27,188				27,188

PERICOM SEMICONDUCTOR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

1. Description of Transaction

On September 6, 2005, Pericom Semiconductor Corporation, a California corporation (the “Company”), filed a current report on Form 8-K to report that it acquired 39,773,792 shares of the common stock of eCERA ComTek Corporation (“eCERA”) representing 99.93% of the shares issued and outstanding of eCERA. The total purchase price, including assumed debt of approximately $14.7 million is approximately $29.4 million including transaction costs. The Company also has the right, through March 7, 2006; to purchase the remaining 50% of eCERA’s 50% owned crystal blank manufacturing subsidiary AZER Crystal Technology Co, Ltd. (“Azer”), for approximately $1.4 million. eCERA and Azer are a Taiwanese designer, manufacturer and distributor of frequency control products. eCERA and its subsidiary Azer have been a key supplier of quartz crystal blanks and crystal oscillator products for our frequency control product line. The Company purchased the assets, properties, rights, goodwill and claims used in, relating to, or arising from the conduct of the business of eCERA including substantially all of its cash, receivables, inventory, equipment and other tangible personal property and has also assumed the burdens, obligations and liabilities of eCERA and Azer incurred in the normal course of business. The Company purchased eCERA from AKER Technology Company, Ltd. (“AKER”), a publicly traded company in Taiwan. AKER is traded on the Taiwan OTC Exchange (TWO) under the symbol AKER, Code 6174.

The cash purchase price of 475 million New Taiwan Dollars was to be paid in two installments. The first installment of 400 million New Taiwan Dollars was paid on September 7, 2005 at the Closing Date. The second installment of 75 million New Taiwan Dollars was paid on October 21, 2005.

Included in the purchase of eCERA is eCERA’s 50% ownership of Azer comprised of 5,500,000 shares of common stock. The remaining 50% of Azer is owned by AKER. Under a separate share purchase agreement executed on August 30, 2005 AKER has agreed to offer, sell and deliver to eCERA the remaining 50% ownership comprised of 5,500,000 shares of common stock for a purchase price of $8.182 per share for an aggregate purchase price of Forty Five Million New Taiwan Dollars, or approximately $1.4 million based on exchange rates on September 7, 2005. The payment of the purchase price and the sale of the shares by AKER to eCERA will be consummated within six months of September 7, 2005 after satisfaction of certain conditions set forth in the share purchase agreement. The Company used and will use working capital to make these investments in eCERA and Azer.

2. Preliminary Purchase Price Allocation

These amounts represent adjustments related to the acquisition of eCERA under the purchase method of accounting. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management’s best estimates of their fair value with any excess cost over the net tangible and intangible assets acquired allocated to goodwill. The preliminary estimated purchase price is allocated as follows and is for illustrative purposes only (in thousands):

		Amortization Period
Net tangible assets	$13,094
Goodwill	None
Intangible assets:
Customer backlog	609	3 years
Core Developed technology	551	5 years
Trade Name	460	7 years

Total Intangibles	1,620
Long-term debt assumed	14,700
Estimated Purchase Price Allocation	$29,414

This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The final purchase cost, as well as the impact of ongoing integration activities, estimated other liabilities directly related to the eCERA acquisition and changes in purchase accounting allocations, could all cause material differences from the information presented.

3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.	To eliminate intercompany sales and cost of sales.

B.	To record the amortization of intangibles

Amounts represent the amortization of intangible assets (per the allocation of the estimated purchase price in 2 above) that would have been recorded during the year ended July 2, 2005 had the transaction closed on the first day of fiscal year 2005. The intangible assets in Pericom’s acquisition of eCERA will be amortized on a straight-line basis over periods ranging from three to seven years. Management has completed its preliminary allocation of the purchase price and does not expect the final allocation to differ materially from the preliminary determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION (Registrant)

Date: November 23, 2005	By:	/s/ MICHAEL D. CRAIGHEAD
Michael D. Craighead
Vice President and Chief Financial Officer